Exhibit 23(b)




                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-47765) pertaining to the IKON Office Solutions, Inc. Retirement Savings Plan of our report dated June 3, 1999, with respect to the 1998 financial statements of the IKON Office Solutions, Inc. Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1999.




                                                      /s/ ERNST & YOUNG, LLP

Philadelphia, Pennsylvania
July 13, 2000